Exhibit 10.5
EXECUTION VERSION

CREDIT SUPPORT ANNEX

Elections and Variables dated as of 22 November 2006
between
HSBC USA Inc.
(‘‘Party A’’)
and
Turquoise Card Backed Securities plc
(‘‘Party B’’)

Paragraph 11. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	‘‘Base Currency’’ means GBP.

(ii)	‘‘Eligible Currency’’ means the Base Currency and USD.

It is agreed by the parties that where the Credit Support Amount is transferred in a currency other than the Base Currency, the Valuation Percentage specified in Paragraph 11(b)(ii) shall be reduced by a percentage agreed by the parties and approved by the relevant rating agency (‘‘Additional Valuation Percentage’’). For the purpose of this Annex, references to the ‘‘relevant rating agency’’ shall mean the rating agency whose Ratings Criteria will be used to determine the amount of Eligible Credit Support that Party A is required to transfer to Party B following a credit ratings downgrade of Party A.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	‘‘Delivery Amount’’ has the meaning specified in Paragraph 2(a), except that the words, ‘‘upon a demand made by the Transferee’’ shall be deleted and the word ‘‘that’’ on the second line of Paragraph 2(a) shall be replaced with the word ‘‘a’’.

(B)	‘‘Return Amount’’ has the meaning as specified in Paragraph 2(b), provided it is understood that in no circumstances shall the Transferee be required to transfer a Return Amount in excess of the Credit Support Balance.

(C)	‘‘Credit Support Amount’’ has the meaning specified under the relevant definition of Ratings Criteria. Where there is more than one rating agency whose requirements under Part 5 of the Schedule to the Agreement requires Party A to post collateral, the Ratings Criteria shall be used which would result in Party A transferring the greatest amount of Eligible Credit Support. Under no circumstances will Party A be required to transfer more Eligible Credit Support than the greatest amount calculated in accordance with the Ratings Criteria set out below.

(ii)	Eligible Credit Support. On any date, the following items will qualify as ‘‘Eligible Credit Support’’ for Party A:

		Valuation Percentage
(A)	cash in an Eligible Currency	100%
(B)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 1 year (with local and foreign currency issuer ratings of Aa2 or above)	[•]%

Valuation Percentage
(C)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years (with local and foreign currency issuer ratings of Aa2 or above)	For the purposes of Moody's, [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(D)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years (with local and foreign currency issuer ratings of Aa2 or above)	For the purposes of Moody's, [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(E)	negotiable debt obligations of the Federal Republic of Germany (with local and foreign currency issuer ratings of Aa2 or above) with a residual maturity of less than 10 years at the date of their transfer to the Secured Party.	For the purposes of Moody's, [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(F)	negotiable debt obligations of the Republic of France (with local and foreign currency issuer ratings of Aa2 or above) with a residual maturity of less than 10 years at the date of their transfer to the Secured Party.	For the purposes of Moody's, [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(G)	negotiable debt obligations of Belgium (with local and foreign currency issuer ratings of Aa2 or above) with a residual maturity of less than 10 years at the date of their transfer to the Secured Party.	For the purposes of Moody's, [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(H)	negotiable debt obligations of the United Kingdom (with local and foreign currency issuer ratings of Aa2 or above) with a residual maturity of less than 10 years at the date of their transfer to the Secured Party.	For the purposes of Moody's, [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(I)	negotiable debt obligations of Switzerland (with local and foreign currency issuer ratings of Aa2 or above) with a residual maturity of less than 10 years at the date of their transfer to the Secured Party.	For the purposes of Moody's, [ [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(J)	negotiable debt obligations of Italy(with local and foreign currency issuer ratings of Aa2 or above) with a residual maturity of less than 10 years at the date of their transfer to the Secured Party.	For the purposes of Moody's, [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.

Valuation Percentage
(K)	negotiable debt obligations of the Netherlands (with local and foreign currency issuer ratings of Aa2 or above) with a residual maturity of less than 10 years at the date of their transfer to the Secured Party.	For the purposes of Moody's, [•]%; for the purposes of S&P, such Valuation Percentage as may be agreed between Party A and S&P from time to time.

The Valuation Percentage shall be that required by the relevant rating agency only where the ratings of Party A, of that rating agency have triggered the requirement to post collateral pursuant to this Annex.

Where the ratings and/or the Valuation Percentages of the relevant rating agencies differ with respect to the same negotiable debt obligation, for the purposes of B to K above, the lower of the ratings and or Valuation Percentages, as the case may be, shall apply.

(iii)	Thresholds.

(A)	‘‘Independent Amount’’ means, for Party A and Party B, with respect to each Transaction, zero.

(B)	‘‘Threshold’’ means, for Party B infinity and for Party A: infinity, unless either:

(1)	an Initial S&P Rating Event has occurred and the action set out in Part 5(f)(i)(B), (C) or (D) of the Schedule to the Agreement has not occurred in relation to such Initial S&P Rating Event; and/or

(2)	a Subsequent S&P Rating Event has occurred and the action set out in Part 5(f)(ii)(A) or (B) of the Schedule to the Agreement has not occurred in relation to such Subsequent S&P Rating Event; and/or

(3)	an Initial Moody's Rating Event has occurred and the action set out in Part 5(f)(iii)(A), (B) or (C) of the Schedule to the Agreement has not occurred in relation to such Initial Moody's Rating Event; and/or

(4)	a Subsequent Moody's Rating Event has occurred and the action set out in Part 5(f)(iv)(A)(1), (2) or (3) of the Schedule to the Agreement has not occurred in relation to such Subsequent Moody's Rating Event;

in which case its Threshold shall be zero;

(F)	‘‘Minimum Transfer Amount’’ means, with respect to Party A and Party B, EUR [•]; provided, that if (1) an Event of Default has occurred and is continuing with respect to Party A, or (2) an Additional Termination Event has occurred in respect of which Party A is an Affected Party, the Minimum Transfer Amount with respect to Party A shall be zero.

(G)	‘‘Rounding’’. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of EUR [•] respectively, subject to the maximum Return Amount being equal to the Credit Support Balance.

(c)	Valuation and Timing.

(i)	‘‘Valuation Agent’’ means, Party A in all circumstances.

(ii)	‘‘Valuation Date’’ means Tuesday of each calendar week; provided that if such day is not a Local Business Day then the Valuation Date shall be the next following day that is a Local Business Day.

(iii)	‘‘Valuation Time’’ means the close of business on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made at approximately the same time on the same date.

(iv)	‘‘Notification Time’’ means by 2.00p.m., London time, on a Local Business Day.

(d)	Exchange Date. ‘‘Exchange Date’’ has the meaning specified below:

For the purposes of this Annex, ‘‘Exchange Date’’ means the same Settlement Day on which the Transferee receives the New Credit Support and the Transferor receives Equivalent Credit Support in respect of the Original Credit Support.

(e)	Dispute Resolution.

(i)	‘‘Resolution Time’’ means close of business in London, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 4.

(ii)	‘‘Value’’. For the purpose of Paragraph 4(a)(4)(i)(C) and 4(a)(4)(ii), the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated as follows:

(A)	For Eligible Credit Support comprised in a Credit Support Balance that is an amount of cash, the Base Currency Equivalent of such amount; and

(B)	with respect to any Eligible Credit Support or Equivalent Credit Support comprising securities (‘‘Securities’’) the Base Currency Equivalent of the sum of (a) (x) the close of business mid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the mid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such mid price is listed or quoted for such date, the last mid price listed or quoted (as the case may be), as of the next preceding date on which such quotes were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Transferor pursuant to Paragraph 5(c)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date; and

(C)	with respect to any Eligible Credit Support or Equivalent Credit Support other than Securities and Cash, the Base Currency Equivalent of the fair market value thereof on such date, as determined in any reasonable manner chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage.

(iii)	‘‘Alternative’’. The provisions of Paragraph 4 will apply.

(f)	Distribution and Interest Amount.

Interest Rate. The ‘‘Interest Rate’’ will be in relation to each Eligible Currency specified below will be:

(i)	Eligible Currency	Interest Rate
	GBP	‘‘SONIA’’ for any day means the reference rate equal to the overnight rate as calculated by the Wholesale Market Brokers Association which appears on Telerate Page 3937 under the heading ‘‘Sterling Overnight Index’’ as of 9.00 a.m., London time, on the first London Banking Day following that day.
If Telerate is not available to Party A, the then the SONIA rate appearing opposite SONIO/N on Bloomberg Page ‘‘SONIO Index’’.
	USD	Federal Funds Overnight Rate means, for any day, an interest rate per annum equal to the rate published as the Federal Funds Effective Rate which appears on Telerate Page 118 for such day.

(ii)	‘‘Transfer of Interest Amount’’. The transfer of the Interest Amount will be made on the first Local Business Day following the end of each calendar month to the extent that Party B has earned and received such amount of interest and that a Delivery Amount would not be created or increased by that transfer, and on any other Local Business Day on which Equivalent Credit Support is transferred to the Transferor pursuant to Paragraph 2(b), provided that Party B shall only be obliged to transfer any Interest Amount to Party A to the extent that it has received such amount.

(iii)	‘‘Alternative to Interest Amount’’. The provisions of Paragraph 5(c)(ii) will apply. For the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall, with respect to any Eligible Currency, be compounded daily.

(iv)	‘‘Interest Amount’’ The definition of ‘‘Interest Amount’’ shall be deleted and replaced with the following:

‘‘Interest Amount’’ means, with respect to an Interest Period and each portion of the Credit Support Balance comprised of cash in an Eligible Currency, the sum of the amounts of interest determined for each day in that Interest Period by the Valuation Agent as follows:

(x)	the amount of such currency comprised in the Credit Support Balance at the close of business for general dealings in the relevant currency on such day (or, if such day is not a Local Business Day, on the immediately preceding Local Business Day); multiplied by

(y)	the relevant Interest Rate; divided by

(z)	360 (or in the case of Sterling, 365).

(v)	‘‘Interest Period’’ means the period from and including the first day of each calendar month, to and including the last day of each calendar month.

(vi)	‘‘Distributions’’ means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would have received from time to time.

(vii)	‘‘Distribution Date’’ means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support is entitled to receive Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

(g)	Addresses for Transfers.

Party A: To be advised

Party B: To be advised

(h)	Other Provisions.

(i)	Transfer Timing

1)	The final paragraph of Paragraph 3(a) shall be deleted and replaced with the following:

‘‘Subject to Paragraph 4, and unless otherwise specified, any transfer of Eligible Credit Support or Equivalent Credit Support (whether by the Transferor pursuant to Paragraph 2(a) or by the Transferee pursuant to Paragraph 2(b)) shall be made not later than the close of business on the Settlement Day.’’

2)	The definition of Settlement Day shall be deleted and replaced with the following:

‘‘Settlement Day’’ means (i) in respect of cash, the next Local Business Day after the Demand Date and (ii) in respect of securities, the first Local Business Day after such date on which settlement of a trade in the relevant securities, if effected on the Demand Date, would have been settled in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market in which such securities are principally traded (or, in either case, if there is no such customary practice, on the first Local Business Day after such date on which it is reasonably practicable to deliver such securities).

3)	For the purposes of this Paragraph 11(h)(i):

‘‘Demand Date’’ means, with respect to a transfer by a party:

(i)	in the case of a transfer pursuant to Paragraph 2, Paragraph 3 or Paragraph 4(a)(2), the relevant Valuation Date. For the avoidance of doubt, for the purposes of Paragraph 2 and Paragraph 4(a)(2), the Transferor will be deemed to receive notice of the demand by the Transferee to make a transfer of Eligible Credit Support; and

(ii)	in the case of a transfer pursuant to Paragraph 3(c)(ii)(A), the date on which the Transferee has given its consent to the proposed exchange.

For the avoidance of doubt, on each Demand Date the Transferor shall deliver to the Transferee and the Trustee a statement showing the amount of Eligible Credit Support to be delivered.

(ii)	Costs of Transfer on Exchange

Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs in relation to the transfer of Eligible Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor hereto.

(iii)	Cumulative Rights

The rights, powers and remedies of the Transferee under this Annex shall be in addition to all rights, powers and remedies given to the Transferee by this Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.

(iv)	Single Transferor and Single Transferee

Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (including, without limitation, the recital hereto, Paragraph 2 or the definitions in Paragraph 10), (a) the term

‘‘Transferee’’ as used in this Annex means only Party B, (b) the term ‘‘Transferor’’ as used in this Annex means only Party A, (c) only Party A will be required to make Transfers of Eligible Credit Support hereunder; and (d) in the calculation of any Credit Support Amount, where the Transferee's Exposure would be expressed as a negative number, such Exposure shall be deemed to be zero.

(v)	Ratings Criteria

‘‘Ratings Criteria’’ means, the criteria used by S&P (‘‘S&P Criteria’’) and the criteria used by Moody's (‘‘Moody's Criteria’’) for the purposes of determining the amount of Eligible Credit Support Party A is required to transfer hereunder following a credit ratings downgrade where Party A has opted to transfer Eligible Credit Support in support of its obligations under this Agreement pursuant to Part 5(f) of the Schedule to this Agreement.

Moody's Criteria

‘‘Credit Support Amount’’ shall be calculated in accordance with the meaning specified in Paragraph 10 provided however that the words ‘‘plus the Additional Collateral Amount’’ shall be added after the words ‘‘Transferee's Exposure’’ in the second line thereof. For such purposes ‘‘Additional Collateral Amount’’ means, with respect to a Valuation Date the sum of (i) the Transferee's Exposure multiplied by A and (ii) the product of B multiplied by the sum of the Notional Amount(s) as defined in the Confirmation for each outstanding Transaction under this Agreement, where:

1.    ‘‘A’’ shall be equal to 2% and ‘‘B’’ means 2% if the long-term, unsecured and unsubordinated debt obligations or the short-term, unsecured and unsubordinated debt obligation of Party A (or its successor) and, if relevant, any Credit Support Provider of Party A cease to be rated as high as ‘‘A1’’ or cease to be rated as high as ‘‘Prime-1’’ by Moody's; or

2.    ‘‘A’’ shall be equal to 2% and ‘‘B’’ means 4% if the long-term, unsecured and unsubordinated debt obligations or the short-term, unsecured and unsubordinated debt obligation of Party A (or its successor) and, if relevant, any Credit Support Provider of Party A cease to be rated as high as ‘‘A3’’ or cease to be rated as high as ‘‘Prime-2’’ by Moody's.

S&P Criteria:

‘‘Credit Support Amount’’ shall mean, for the purposes of the S&P Criteria with respect to a Transferor on a Valuation Date, the sum of the MTM and the VB multiplied by the notional balance of the swap.

Where:

‘‘MTM’’ means Transferees Exposure;

‘‘VB’’ means the relevant percentage set out in relevant table for Cross Currency Swaps (Fixed/Fixed, Fixed/Floating, and Floating/Floating) of S&P's Global Interest Rate and Currency Swaps: Calculating the Collateral Required Amount published 26th February 2004, as applicable, for the relevant currency pairs;

(vi)	Calculations.

Paragraph 3(b) of this Annex shall be amended by inserting the words ‘‘and shall provide each party (or the other party, if the Valuation Agent is a party) with a description in reasonable detail of how such calculations were made, upon request’’ after the word ‘‘calculations’’ in the third line thereof.

(vii)	Independent Party.

If Party A is at any time rated below A1 or Prime-1 by Moody's, Party A shall (i) on a weekly basis (on the same date that the Valuation Agent makes its Calculation), obtain a Calculation from a party which is independent to Party A's trading desk (or the equivalent) (for example the middle office or market risk department of Party A, Party A's auditors or a consulting firm in derivative products appointed by Party A) to validate the calculation of any Calculation by Party A's trading desk (or the equivalent); and (ii) upon the written request of Moody's, on a monthly basis, use it's best efforts to seek two quotations from Reference Market-makers; provided that if 2 Reference Market-makers are not available to provide a quotation, then fewer than 2 Reference Market-makers may be used for such purpose, and if no Reference Market-makers are available, the Trustee will determine an alternative source, for the purpose of Calculations. Where more than one quotation is obtained, the quotation representing the greatest amount of Exposure shall be used by the Valuation Agent.’’

(viii)	Definitions. As used in this Annex, the following terms shall mean:

‘‘Moody's’’ means Moody's Investors Service Inc. and includes any successors thereto.

‘‘Rating Agencies’’ means S&P and Moody's.

‘‘S&P’’ means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

(ix)	Early Termination. The heading of Paragraph 6 shall be deleted and replaced with ‘‘Early Termination’’ and the following shall be added after the word ‘‘party’’ in the second line of Paragraph 6, ‘‘or a Termination Event where all Transactions are Affected Transactions’’.

IN WITNESS WHEREOF the parties have signed this Annex as of the date first above written.

HSBC USA Inc.

By:
Title: Director
Date:
Turquoise Card Backed Securities plc

By:
Title: Director
Date:

By: (for Wilmington Trust SP Services (London) Limited)
Title: Director
Date: